UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2023

MESABI TRUST

(Exact name of registrant as specified in its charter)

New York	1-4488	13-6022277
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

c/o Deutsche Bank Trust Company Americas Trust & Agency Services 1 Columbus Circle, 17th Floor Mail Stop: NYC01-1710 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(904) 271-2520

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest, no par value	MSB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a)	Notice Not to Stand for Reappointment as Independent Registered Public Accounting Firm

As previously reported in a Current Report on Form 8-K filed by Mesabi Trust on May 4, 2023, on May 1, 2023, Baker Tilly US, LLP notified the Trustees of Mesabi Trust that it will not stand for re-appointment as the independent registered public accounting firm of Mesabi Trust.

(b)	Engagement of New Independent Registered Public Accounting Firm

On June 21, 2023, Mesabi Trust engaged Boulay PLLP (“Boulay”) as its independent registered public accountant to audit Mesabi Trust’s financial statements.

During Mesabi Trust’s fiscal years ended January 31, 2023 and January 31, 2022, and in the subsequent interim period through the date of engagement of Boulay, neither Mesabi Trust nor anyone on behalf of the Mesabi Trust consulted with Boulay regarding: (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Mesabi Trust’s financial statements as to which Mesabi Trust received a written report or oral advice that was an important factor in reaching a decision on any accounting, auditing or financial reporting issue; or (b) any matter that was the subject of a disagreement or a reportable event as defined in Items 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MESABI TRUST

By:	/s/ Chris Niesz
Chris Niesz
Vice President
Deutsche Bank Trust Company Americas,
Corporate Trustee of Mesabi Trust

Dated: June 26, 2023